QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

AMENDMENT TO THE YOUNG BROADCASTING INC.
2004 EQUITY INCENTIVE PLAN

        WHEREAS, Young Broadcasting Inc. (the "Company") currently maintains and sponsors the Young Broadcasting Inc. 2004 Equity Incentive Plan (the "Plan"); and

        WHEREAS, Section 14 of the Plan provides that the Board of Directors of the Company (the "Board") may amend the Plan at any time; and

        WHEREAS, the Board has determined it to be in the best interests of the Company to amend the Plan as hereinafter set forth.

        NOW, THEREFORE, pursuant to the authority reserved to the Board, the Plan is hereby amended as follows:

          1.     Effective as of the date of approval by the Company's stockholders (the "Amendment Approval Date") the total number of Shares available for issuance under the Plan, as determined pursuant to Section 4 of the Plan, shall be increased by One Million (1,000,000) Shares, as compared to the number of Shares available for issuance under the Plan immediately prior to the Amendment Approval Date.

          2.     Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

        IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 6th day of May 2008, on behalf of the Board.

By:	/s/ JAMES A. MORGAN Name: James A. Morgan Title: Executive Vice President and Chief Financial Officer

QuickLinks

  Exhibit 10.1
AMENDMENT TO THE YOUNG BROADCASTING INC. 2004 EQUITY INCENTIVE PLAN